UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 17, 2010

BLUE EARTH, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

333-148346	98-0531496
(Commission File Number)	(IRS Employer Identification No.)

2756 N. Green Valley Parkway, Suite 225
Henderson, NV  89014
(Address of Principal Executive Offices)  (Zip Code)

(702) 614-5333
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

The following information is furnished pursuant to Item 7.01 of Regulation FD Disclosure.  During the conference call of Blue Earth, Inc. on November 17, 2010, the Company stated that it is negotiating with five acquisition candidates and hoped to close at least two in the first quarter of 2011.  If the Company follows the same model as its previously announced pending acquisition, the Company would use $1 million of the about $3.5 million cash reserve it has. This would make the Company profitable to the extent of multiple millions of dollars.  The Company’s goal is to ultimately get to a $100 to a $300 million run rate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2010	GENESIS FLUID SOLUTIONS HOLDINGS, INC.

By: /s/ Johnny R. Thomas
Name: Dr. Johnny R. Thomas
Title: CEO